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                                                                      Exhibit 21

                                  Subsidiaries

                                                                    Incorporated
                                                                    ------------

Jabber,com. Inc.                                                         DE

AccelX BV                                                            Netherlands

Durand Communications, Inc. (Dormant)                                    CA
(Compu-Learning Systems, Inc. is a subsidiary of DCI)

SkyConnect Acquisition Corporation (Dormant)                             CO

NeIgnite, Inc. (Dormant)                                                 CO